Exhibit 4(b)

                                WARRANT AGREEMENT

     THIS WARRANT AGREEMENT (this "Agreement"), dated as of this 12th day of May, 2000, is by and between Relm Wireless Corporation, a Nevada corporation (the "Company"), and Janney Montgomery Scott LLC ("JMS").

                              W I T N E S S E T H:

     WHEREAS, the Company and JMS have entered into an investment banking services agreement of even date herewith (the "Investment Banking Agreement");

     WHEREAS, in consideration for the services to be provided by JMS under the Investment Banking Agreement, the Company desires to issue, and JMS desires to accept, Warrants (as defined in Section 1), represented by certificates substantially in the form attached hereto as Exhibit A (such certificates, "Warrant Certificates"), which JMS may exercise to purchase Underlying Shares (as defined in Section 1) pursuant to the terms of this Agreement and the Warrant Certificates; and

     WHEREAS, pursuant to this Agreement, JMS shall receive initially 166,153 Warrants;

     NOW, THEREFORE, in consideration of the services to be provided by JMS to the Company under the Investment Banking Agreement, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and for the purpose of defining the terms and provisions of the Warrants and the Warrant Certificates and the respective rights and obligations thereunder of the Company, JMS and the Warrant Holders (as defined in Section 1), the parties hereto hereby agree as follows:

     SECTION 1. Definitions. The following terms as used in this Agreement shall have the meanings set forth below:

     (a) "Assignment Form" means the form attached hereto as Exhibit C;

     (b) "Business Day" means a day other than a Saturday, Sunday or other day on which banks in the State of New York are authorized by law to remain closed;

     (c) "Cashless Exercise" shall have the meaning set forth in Section 2(c) hereof;

     (d) "Cashless Exercise Form" means the form attached hereto as Exhibit B;

     (e) "Claims" shall have the meaning set forth in Section 5(e) hereof;

     (f) "Common Stock" shall mean the Company's common stock, par value $.60 per share;

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     (g) "Company" shall have the meaning set forth in the introductory paragraph, or any successor thereof;

     (h) "Exchange Act" means the Securities Exchange Act of 1934, as amended;

     (i) "Exercise Date" shall mean any date on which the Company shall have received (i) a Warrant Certificate representing a Warrant, together with a Subscription Form or Cashless Exercise Form duly executed by the Warrant Holder, or his, her or its attorney-in-fact duly authorized in writing, and (ii) if other than a Cashless Exercise, payment in cash, or by official bank or certified check made payable to the Company, of an amount in lawful money of the United states of America equal to the Underlying Share Purchase Price, plus transfer taxes, if any;

     (j) "Indemnified Party" shall have the meaning set forth in Section 5(e) hereof;

     (k) "Initial Exercise Date" shall have the meaning set forth in Section 2(a) hereof;

     (l) "Inspectors" shall have the meaning set forth in Section 5(b)(xi) hereof;

     (m) "Investment Banking Agreement" shall have the meaning set forth in the recitals hereto;

     (n) "JMS" shall have the meaning set forth in the introductory paragraph;

     (o) "NASDAQ" means the Nasdaq SmallCap Market;

     (p) "Registrable Securities" means (i) the Warrants, (ii) the Underlying Shares and other securities issued or issuable upon exercise of the Warrants, and (iii) any securities issued or issuable with respect to Common Stock or any of the securities referred to in subpart (ii) by the way of stock dividend or stock split or in connection with a combination or reorganization or otherwise;

     (q) "SEC" means the Securities and Exchange Commission;

     (r) "SEC Reports" shall have the meaning set forth in Section 3(c) hereof;

     (s) "Subscription Form" means the form attached hereto as Exhibit D;

     (t) "Registration Statement" shall have the meaning set forth in Section 5(a) hereof;

     (u) "Requested Information" shall have the meaning set forth in Section 5(c) hereof;

     (v) "Rule 144" shall have the meaning set forth in Section 5(g) hereof;

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     (w) "Securities Act" means the Securities Act of 1933, as amended;

     (x) "Transfer Agent" means American Stock Transfer & Trust Company, or such other firm as may then be acting as the transfer agent of the Company;

     (y) "Underlying Share Expiration Date" means the last date on which the Warrants to purchase the Underlying Shares may be exercised, which shall be 5:00 p.m., New York City time, on the day before the date which is five years from the date hereof, or if such expiration date is not a Business Day, at or before 5:00 p.m. New York City time on the next following Business Day;

     (z) "Underlying Share Purchase Price" shall mean the purchase price to be paid upon the exercise of the Warrants with respect to the Underlying Shares in accordance with the terms hereof, which price shall be $3.25 per Underlying Share, subject to adjustment from time to time pursuant to the provisions of
Section 4;

     (aa) "Underlying Shares" means the 166,153 shares of Common Stock that are the subject of the Warrants, subject to adjustment from time to time as provided herein;

     (bb) "Violation" shall have the meaning set forth in Section 5(e) hereof;

     (cc) "Warrants" means the right to purchase the Underlying Shares pursuant to this Agreement, together with any divisions thereof;

     (dd) "Warrant Certificates" shall have the meaning set forth in the recitals hereto; and

     (ee) "Warrant Holder" means a person or entity in whose name the Warrants shall be either initially or subsequently registered upon the books to be maintained by the Company for such purpose.

     SECTION 2. Duration and Exercise.

     (a) Duration. The Warrants shall be exercisable at the earlier of (i) the approval by the shareholders of the Company, at the Annual Meeting of Shareholders to be held in the year 2000, of a financing plan developed by the Company and JMS, and (ii) September 16, 2000 (the "Initial Exercise Date"). On and subsequent to the Initial Exercise Date, the Warrants may be exercised from time to time, upon the terms and subject to the conditions set forth herein, at any time on or before the Underlying Share Expiration Date. If the Warrants are not exercised in accordance with the terms hereof on or before the Underlying Share Expiration Date, the Warrant Holder shall no longer be entitled to purchase the Underlying Shares and all rights hereunder to purchase such Underlying Shares shall thereupon cease.

     (b) Exercise.

          (i) A Warrant Holder may exercise the Warrants, in whole or in part,

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     to purchase the Underlying Shares in such amounts as may be elected upon surrender of the Warrant Certificate(s), together with duly executed Subscription Form(s), to the Company at its corporate office, together with the full Underlying Share Purchase Price for each Underlying Share to be purchased, in lawful money of the United States, or by certified check or bank draft payable in United States dollars to the order of the Company and upon compliance with and subject to the conditions set forth herein and in the Warrant Certificate(s).

          (ii) Upon receipt of such Warrant Certificate(s), together with the duly executed Subscription Form(s), and accompanied by payment of the Underlying Share Purchase Price for the number of Underlying Shares for which such Warrants are then being exercised, the Company shall, subject to
     Section 6(b) hereof, cause to be issued and delivered promptly, but in no event later than the third Business Day after the date on which the Company receives the Warrant Certificate(s), the Subscription Form(s) and the Underlying Share Purchase-Price, to the Warrant Holder certificates for such shares of Common Stock in such denominations as are requested by the Warrant Holder in the Subscription Form(s).

          (iii) In case a Warrant Holder shall exercise Warrants with respect to less than all of the Underlying Shares, the Company will execute new Warrant Certificate(s),substantially in the form attached hereto as Exhibit A, which shall be exercisable for the balance of the Underlying Shares that may be purchased upon exercise of the unexercised portion of the Warrants and shall deliver such new Warrant Certificate(s) to the Warrant Holder. Warrant Certificates shall be executed on behalf of the Company by the Company's Chairman of the Board, President or any Vice President and by its Treasurer, an Assistant Treasurer, its Secretary or an Assistant Secretary.

          (iv) Warrants shall be deemed to have been exercised immediately prior to the close of business on the Exercise Date, and the person entitled to receive the Underlying Shares and any Warrant Certificate(s) representing the unexercised portion of the Warrants deliverable upon such exercise shall be treated for all purposes as the holder of such Underlying Shares and unexercised Warrants, respectively, upon such exercise as of the close of business on the Exercise Date.

          (v) The Company covenants and agrees that it will pay when due and payable any and all taxes that may be payable in respect of the issue of the Warrants or the issue of any Underlying Shares. The Company shall not, however, be required to pay any tax that may be payable in respect of any transfer by the Warrant Holder of the Warrants or any Underlying Shares to any person or entity at the time of surrender. Until the payment of the tax referred to in the previous sentence and the presentation to the Company by the Warrant Holder of reasonable proof of such payment, the Company shall not be required to issue Underlying Shares or new Warrant Certificates representing unexercised Warrants to any transferee.

     (c) Cashless Exercise. In lieu of payment of the Underlying Share Purchase Price, a Warrant Holder may exercise the Warrants, in whole or in part, by presentation and surrender of Warrant Certificate(s) to the Company, together with a duly executed Cashless Exercise Form (or a reasonable facsimile thereof) (a "Cashless Exercise"). Acceptance by the Company of such

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presentation and surrender shall be deemed a waiver of the Warrant Holder's obligation to pay all or any portion of the Underlying Share Purchase Price in cash, as the case may be. In the event of a Cashless Exercise, the Warrant Holder shall exchange Warrants for that number of shares of Common Stock determined by multiplying the number of shares of Common Stock for which the Warrants are being exercised by a fraction, the numerator of which shall be the difference between the then current market price per share of the Common Stock and the Underlying Share Purchase Price, and the denominator of which shall be the then current market price per share of Common Stock. For purposes of any computation under this Section 2(c) or elsewhere in this Agreement, the then current market price per share of Common Stock at any date shall be deemed to be the average for the ten (10) consecutive Business Days immediately prior to the date the Warrant Certificate(s) and Cashless Exercise Form is received by the Company, or the date of any payment of cash for fractional shares pursuant to
Section 6(b) hereof, of the daily closing prices of the Common Stock on the principal national securities exchange on which the Common Stock is admitted to trading or listed or as reported by the NASDAQ National Market System, or if not listed or admitted to trading on any such exchange or the NASDAQ National Market System, the last reported sales prices as included for quotation on NASDAQ, or if not included for quotation on NASDAQ, the average of the highest reported bid and lowest reported asked prices in another over-the-counter market or if not then publicly traded, the fair market price of the Common Stock as determined by the Board of Directors of the Company.

     SECTION 3. Covenants.

     (a) Issuance and Sale of Underlying Shares. The Company covenants that it will at all times reserve and keep available, free from preemptive rights, out of its authorized Common Stock, solely for the purpose of issuance upon exercise of the Warrants, such number of shares of Common Stock as shall equal the aggregate number of the Underlying Shares. The Company covenants that all shares of Common Stock that shall be issuable upon exercise of the Warrants shall, at the time of delivery, and, subject to Section 2(c) hereof, upon receipt by the Company of the Underlying Share Purchase Price, be duly and validly issued, fully paid, nonassessable and free from all taxes, liens and charges with respect to the issue thereof (other than those which the Company shall promptly pay or discharge).

     The Transfer Agent for the Common Stock will be irrevocably authorized and directed at all times to reserve such number of authorized shares of Common Stock as shall be required for such purpose. The Company will keep a copy of this Agreement on file with the Transfer Agent. The Company will supply such Transfer Agent with duly executed certificates for such purposes and will provide or otherwise make available any cash which may be payable as provided in
Section 6(b) hereof. The Company will furnish such Transfer Agent with a copy of all notices of adjustments and certificates related thereto transmitted to the Warrant Holder pursuant to Section 4(c) hereof.

     (b) SEC Reports. So long as the Warrants remain outstanding, the Company shall cause copies of all of the information, documents, and other reports (or copies of such portions of any of the foregoing as the SEC may by rules and regulations prescribe) which the Company is required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act ("SEC

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

Reports") to be mailed to the Warrant Holder at his, her or its address appearing in the register of warrant holders maintained by the Company, in each case, within 15 days of filing with the SEC. If the Company is not subject to the requirements of Section 13 or 15(d) of the Exchange Act, the Company shall nevertheless continue to cause SEC Reports comparable to those which it would be required to file pursuant to Section 13 or 15(d) of the Exchange Act if it were subject to the requirements of either such section, to be so filed with the SEC (but only if the SEC permits such filings) and mailed to the Warrant Holder, in each case, within the same time periods as would have applied (including under the preceding sentence) had the Company been subject to the requirements of
Section 13 or 15(d) of the Exchange Act.

     (c) Restrictive Legend. Each Warrant Certificate and certificate evidencing shares of Common Stock issued to the Warrant Holder following the exercise of Warrants shall bear the following restrictive legend until such time as the transfer of such security is not restricted under the federal securities laws:

          THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR ANY STATE SECURITIES LAWS, AND MAY NOT BE OFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO (I) AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT,
          (II) TO THE EXTENT APPLICABLE, RULE 144 UNDER THE ACT (OR ANY SIMILAR RULE UNDER SUCH ACT RELATING TO THE DISPOSITION OF SECURITIES), OR
          (III) AN OPINION OF COUNSEL, IF SUCH OPINION SHALL BE REASONABLY SATISFACTORY TO COUNSEL TO THE ISSUER, THAT AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT IS AVAILABLE.

     SECTION 4. Adjustment of Underlying Share Purchase Price and Number of Underlying Shares. The number of Underlying Shares purchasable upon the exercise of the Warrants and the payment of the Underlying Share Purchase Price shall be subject to adjustment from time to time as follows:

     (a) Dividends; Reclassifications, etc. In the event that the Company shall, at any time prior to the earlier to occur of (i) the complete exercise of all Warrants, and (ii) the Underlying Share Expiration Date: (A) declare or pay to the holders of the Common Stock a dividend payable in any kind of shares of capital stock of the Company; (B) change or divide or otherwise reclassify its Common Stock into the same or a different number of shares with or without par value, or in shares of any class or classes; (C) transfer its property as an entirety or substantially as an entirety to any other company or entity; or (D) make any distribution of its assets to holders of its Common Stock as a liquidation or partial liquidation dividend or by way of return of capital; then, upon the subsequent exercise of Warrants, the Warrant Holder shall receive, in addition to or in substitution for the shares of Common Stock to which he, she or it would

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otherwise be entitled upon such exercise, such additional shares of stock or scrip of the Company, or such reclassified shares of stock of the Company, or such shares of the securities or property of the Company resulting from transfer, or such assets of the Company, which he, she or it would have been entitled to receive had he, she or it exercised the Warrants prior to the happening of any of the foregoing events.

     (b) Reorganization of the Company. If the Company is a party to a merger or other transaction which reclassifies or changes its outstanding Common Stock, upon consummation of such transaction, the Warrants shall automatically become exercisable into the kind and amount of securities, cash or other assets which the Warrant Holder would have owned immediately alter such transaction if the Warrant Holder had exercised the Warrants at the Underlying Share Purchase Price in effect immediately before the effective date of the transaction. Concurrently with the consummation of such transaction, the person obligated to issue securities or deliver cash or other assets upon exercise of the Warrants shall execute and deliver to the Warrant Holder new Warrants so providing and further providing for adjustments which shall be as nearly equivalent as may be practical to the adjustments provided in this Section 4(b). The successor company also shall mail to the Warrant Holder a notice describing the new Warrants.

     If securities deliverable upon exercise of Warrants, as provided above, are themselves convertible into the securities of an affiliate of a corporation formed, surviving or otherwise affected by the merger or other transaction, that issuer shall join in the new Warrants which shall so provide. If this section applies, Section 4(a) does not apply.

     (c) Sale of Common Stock Below the Underlying Share Purchase Price. (i) If, after the date hereof, the Company shall (except as hereinafter provided) issue any shares of Common Stock for a consideration less than the Underlying Share Purchase Price then in effect, then the Underlying Share Purchase Price upon each such issuance shall be adjusted to that price (calculated to the nearest one cent) determined by multiplying the Underlying Share Purchase Price in effect immediately prior to such event by a fraction:

          (A) the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to the issuance of such additional shares of Common Stock plus the number of shares of Common Stock which the aggregate consideration for the total number of such additional shares of Common Stock so issued would purchase at the then effective Underlying Share Purchase Price, and

          (B) the denominator of which shall be the number of shares of Common Stock outstanding immediately prior to the issuance of such additional shares of Common Stock plus the number of such additional shares of Common Stock so issued.

     (ii) In addition to the adjustment to the Underlying Share Purchase Price described in subsection (i) above, in the event the Company shall (except as hereinafter provided) issue any shares of Common Stock for a consideration less than the Underlying Share Purchase Price then in effect, then the number of Underlying Shares purchasable upon the exercise of a Warrant shall be increased to a number determined by multiplying the number of Underlying

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Shares so purchasable immediately prior to the date of such issuance or sale by a fraction, the numerator of which shall be the Underlying Share Purchase Price in effect immediately prior to the adjustment required by subsection (i) above and the denominator of which shall be the Underlying Share Purchase Price in effect immediately after such adjustment.

     (iii) Anything in this Section 4(c) to the contrary notwithstanding, no adjustment in the Underlying Share Purchase Price or the number of shares of Common Stock purchasable upon the exercise of a Warrant shall be made in connection with:

          (A) the grant, issuance or exercise of any Common Stock pursuant to the Company's qualified or non-qualified employee stock option plans or any other bona fide employee benefit plan or incentive arrangement, adopted or approved by the Company's Board of Directors or approved by the Company's shareholders, as they may be amended from time to time, or under any other bona fide employee benefit plan hereafter adopted by the Company's Board of Directors;

          (B) the grant, issuance or exercise of any Common Stock in connection with the hire or retention of any officer, director or key employee of the Company, provided such grant is approved by the Company's Board of Directors;

          (C) the issuance of any shares of Common Stock pursuant to the grant or exercise of convertible securities outstanding as of the date hereof; or

          (D) shares issued, subdivided or combined in transactions described in
     Section 4(a) if and to the extent that the number of shares of Common Stock received upon exercise of Warrants shall have been previously adjusted pursuant to Section 4(a) as a result of such issuance, subdivision or combination of such securities.

     (iv) For purposes of this Section 4(c), the following provisions shall also be applied:

          (A) In the event of the issuance or sale of additional shares of Common Stock for cash, the consideration received by the Company therefor shall be deemed to be the amount of cash received by the Company for such shares, before deducting therefrom any commissions, compensation or other expenses paid or incurred by the Company for any underwriting of, or otherwise in connection with, the issuance or sale of such shares.

          (B) In the event of the issuance of shares of Common Stock for a consideration in whole or in part, other than cash, the consideration other than cash shall be deemed to be the current market price thereof as reasonably determined in good faith by the Board of Directors of the Company (irrespective of accounting treatment thereof); provided, however, that if such consideration consists of the cancellation of debt issued by the Company, the consideration shall be deemed to be the amount the Company received upon issuance of such debt (gross proceeds) plus accrued interest and, in the case of original issue discount or zero coupon indebtedness, accrued value to the date of such cancellation.

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          (C) In the event of the issuance of additional shares of Common Stock upon the conversion or exchange of any obligations, the amount of the consideration received by the Company for such Common Stock shall be deemed to be the consideration received by the Company for such obligations or shares so converted or exchanged, before deducting from such consideration so received by the Company any expenses or commissions or compensation incurred or paid by the Company for any underwriting of, or otherwise in connection with, the issuance or sale of such obligations or shares, plus any consideration received by the Company in connection with such conversion or exchange. If obligations or shares of the same class or series of a class as the obligations or shares so converted or exchanged have been originally issued for different amounts of consideration, then the amount of consideration received by the Company upon the original issuance of each of the obligations or shares so converted or exchanged shall be deemed to be the average amount of the consideration received by the Company upon the original issuance of all such obligations or shares.

     (v) Anything in this Section 4(c) to the contrary notwithstanding, no adjustment in the Underlying Share Purchase Price shall be required unless such adjustment would require an increase or decrease of at least $0.15 in such Underlying Share Purchase Price; provided, however, that any adjustments which by reason of this subsection 4(c)(v) are not required to be made shall be carried forward and taken into account in making subsequent adjustments.

     (d) Notice to Holder. If, at any time while Warrants remain outstanding, the Company shall pay any dividend payable in cash or in Common Stock, shall offer to the holders of its Common Stock for subscription or purchase by them any shares of stock of any class or any other rights, shall enter into an agreement to merge or consolidate with another corporation, shall propose any capital reorganization or reclassification of the capital stock of the Company, including any subdivision or combination of its outstanding shares of Common Stock, or there shall be contemplated a voluntary or involuntary dissolution, liquidation or winding up of the Company, the Company shall cause notice thereof to be mailed to the registered Warrant Holder at his, her or its address appearing on the registration books of the Company, at least 30 days prior to the record date as of which holders of Common Stock shall participate in such dividend, distribution or subscription or other rights or at least 30 days prior to the effective date of the merger, consolidation, reorganization, reclassification or dissolution.

     SECTION 5. Registration Rights.

     (a) Inclusion in Registration of Common Stock Issuable Upon Conversion of Notes. The Warrant Holder shall have the right to include the Warrants and Underlying Shares in the registration statement to be filed by the Company in connection with the registration of the shares of Common Stock issuable upon conversion of the Company's 8% Convertible Subordinated Promissory Notes due December 31, 2004 (the "Registration Statement"). The Company shall provide written notice to the Warrant Holder at least 5 Business Days prior to filing the Registration Statement. If the Warrant Holder intends to include any Registrable Securities in the Registration Statement, the Warrant Holder must notify, in writing, the Company of its

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intention to do so at least 2 Business Days prior to the date the Registration
Statement is to be filed with the SEC. The Company shall maintain the effectiveness of the Registration Statement until such time as is the earlier of
(i) the date on which all Registrable Securities being registered thereunder have been disposed of in accordance with the intended methods of disposition by the seller or sellers thereof set forth in the Registration Statement, or (ii) the date that is 2 years from the date the Warrants are issued hereunder.

     (b) Obligations of the Company. In connection with the registration of the Registrable Securities as contemplated by Section 5(a), the Company shall:

          (i) prepare the Registration Statement and file it with the SEC, and thereafter use its reasonable best efforts to cause the Registration Statement to become effective, which Registration Statement (including any amendments or supplements thereto and prospectuses contained therein) shall not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein, or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading;

          (ii) prepare and file with the SEC such amendments (including post-effective amendments) and supplements to the Registration Statement and the prospectus used in connection with the registration statement as may be necessary to keep the Registration Statement effective and to comply with the provisions of the Securities Act with respect to the disposition of all Registrable Securities covered by the Registration Statement until such time as is the earlier of (A) the date on which all of such Registrable Securities have been disposed of in accordance with the intended methods of disposition by the seller or sellers thereof set forth in the Registration Statement, or (B) the date that is 2 years from the date the Warrants are issued hereunder;

          (iii) furnish to the Warrant Holder such number of copies of a prospectus, including a preliminary prospectus and all amendments and supplements thereto, and such other documents, as the Warrant Holder may reasonably request in order to facilitate the disposition of the Registrable Securities owned by the Warrant Holder;

          (iv) use reasonable efforts to (A) register and qualify the Registrable Securities covered by the Registration Statement under such other securities or Blue Sky laws of such jurisdictions reasonably requested by the Warrant Holder, (B) prepare and file in those jurisdictions all required amendments (including post-effective amendments) and supplements, (C) take such other actions as may be necessary to maintain such registrations and qualifications in effect at all times the Registration Statement is in effect, and (D) take all other actions necessary or advisable to enable the disposition of such securities in all such jurisdictions; provided, however, that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business in any jurisdiction where it would not otherwise be required to qualify but for this Section 5(b);

          (v) (A) in the case of an underwritten offering, enter into and perform its obligations under an underwriting agreement with the managing underwriter of' such offering, in

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     usual and customary form, including, without limitation, customary indemnification and contribution obligations, and (B) in the case of any non-underwritten offering, provide to broker-dealers participating in any distribution of Registrable Securities reasonable indemnification substantially similar to that provided by Section 5(e) hereof.

          (vi) promptly notify the Warrant Holder of the happening of any event of which the Company has knowledge, as a result of which the prospectus included in the Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances then existing, not misleading, and use its best efforts to prepare promptly a supplement or amendment to the Registration Statement to correct such untrue statement or omission, and deliver a number of copies of such supplement or amendment to the Warrant Holder as he, she or it may reasonably request;

          (vii) promptly notify the Warrant Holder (or, in the event of an underwritten offering, the managing underwriters) of the issuance by the SEC of any stop order or other suspension of effectiveness of the Registration Statement, and make every reasonable effort to obtain the withdrawal of any order suspending the effectiveness of the Registration Statement at the earliest possible time;

          (viii) permit counsel to the Warrant Holder to review the Registration Statement and all amendments and supplements thereto for a reasonable period of time prior to their filing with the SEC, and shall not file any document in a form to which such counsel reasonably objects;

          (ix) make generally available to its security holders as soon as practical, but not later than 90 days alter the close of the period covered thereby, an earnings statement (in form complying with the provisions of Rule 158 under the Securities Act) covering a twelve month period beginning not later than the first day of the Company's fiscal quarter next following the effective date of the Registration Statement;

          (x) at the request of the Warrant Holder, furnish on the date that Registrable Securities are delivered to an underwriter for sale in connection with the Registration Statement (A) a letter, dated such date, from the Company's independent certified public accountants, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering, addressed to the underwriters, and (B) an opinion, dated such date, from counsel representing the Company for purposes of such Registration Statement, in form and substance as is customarily given to underwriters in an underwritten public offering, addressed to the underwriters;

          (xi) make available for inspection by the Warrant Holder, any underwriter participating in any disposition pursuant to the Registration Statement, and any attorney, accountant, or other agent retained by the Warrant Holder or underwriter (collectively, the "Inspectors"), all pertinent financial and other records, pertinent corporate documents and properties of the Company, as shall be reasonably necessary to enable each Inspector to exercise its due diligence responsibility in connection with the preparation of the Registration Statement, and cause the Company's officers, directors and employees to supply all information reasonably requested by any such Inspector in connection with the Registration Statement;

          (xii) use its best efforts either to (A) cause all the Registrable Securities, except for the Warrants, covered by the Registration Statement to be listed on a national securities exchange and on each additional national securities exchange on which similar securities issued by the Company are then listed, if any, if the listing of such Registrable Securities is then permitted under the rules of such exchange or (B) secure designation of all the Registrable Securities, except the Warrants, covered by the Registration Statement as a NASDAQ "National Market Security" and the quotation of the Registrable Securities on the NASDAQ National Market;

          (xiii) provide a transfer agent and registrar, which may be a single entity, for the Registrable Securities not later than the effective date of the Registration Statement;

          (xiv) cooperate with the Warrant Holder and the managing underwriter or underwriters, if any, to facilitate the timely preparation and delivery of certificates (not bearing any restrictive legends) representing Registrable Securities to be sold pursuant to the Registration Statement and enable such certificates to be in such denominations or amounts, as the case may be, and registered in such names as the managing underwriter or underwriters, if any, or the Warrant Holder may reasonably request; and

          (xv) take all other reasonable actions necessary to expedite and facilitate disposition of Registrable Securities by the Warrant Holder pursuant to the Registration Statement.

     (c) Obligations of the Warrant Holder.

          (i) It shall be a condition precedent to the obligations of the Company to take any action pursuant to this Warrant with respect to the Warrant Holder that the Warrant Holder shall furnish to the Company such information regarding the Warrant Holder, the Registrable Securities held by the Warrant Holder and the intended method of disposition of such securities as shall be reasonably required to effect the registration of the Registrable Securities and shall execute such documents and agreements in connection with such registration as the Company may reasonably request. At least 5 Business Days prior to the first anticipated filing date of the Registration Statement, the Company shall notify the Warrant Holder of the information the Company requires from he, she or it (the "Requested Information") if he, she or it elects to have any of its Registrable Securities included in the Registration Statement. If within 3 Business Days of the filing date the Company has not received the Requested Information from the Warrant Holder, then the Company may file the Registration Statement without including Registrable Securities of the Warrant Holder.

          (ii) The Warrant Holder, by its, his or her acceptance of the Registrable Securities, agrees to cooperate with the Company in connection with the preparation and filing of any Registration Statement hereunder.

          (iii) In the event of an underwritten offering, the Warrant Holder agrees to enter into and perform its obligations under an underwriting agreement, in usual and customary form, including without limitation customary indemnification and contribution obligations, with the managing underwriter of such offering and to take such other actions as are reasonably required in order to expedite or facilitate the disposition of the Registrable Securities, unless the Warrant Holder has decided not to participate.

          (iv) The Warrant Holder agrees that, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 5(b)(vi), the Warrant Holder will immediately discontinue disposition of Registrable Securities pursuant to the Registration Statement covering such Registrable Securities until its, his or her receipt of the copies of the supplemented or amended prospectus contemplated by Section 5(b)(vi) and, if so directed by the Company, the Warrant Holder shall deliver to the Company (at the expense of the Company) or destroy (and deliver to the Company a certificate of such destruction) all copies, other than permanent file copies then in its, his or her possession, of the prospectus covering such Registrable Securities current at the time of receipt of such notice.

     (d) Expenses of Registration. In connection with any and all registrations pursuant to Section 5, all expenses other than underwriting discounts and commissions incurred in connection with registration, filings or qualifications, including, without limitation, all registration, listing, filing and qualification fees, printing and accounting fees and costs, the fees and disbursements of counsel for the Company and the reasonable fees and disbursements for one firm of counsel for the Warrant Holder shall be borne by the Company.

     (e) Indemnification. In the event any Registrable Securities are included in a Registration Statement under this Warrant:

          (i) To the extent permitted by law, the Company will indemnify and hold harmless the Warrant Holder (in such capacity) and its members, managers, directors, officers and/or agents, any underwriter (as defined in the Securities Act) for the Warrant Holder, and each person, if any, who controls any such underwriter within the meaning of Section 15 of the Securities Act (collectively, an "indemnified Party"), against any losses, claims, damages, expenses, liabilities (joint or several) (collectively, "Claims") to which any of them may become subject under the Securities Act, the Exchange Act or otherwise, insofar as such Claims (or actions or proceedings, whether commenced or threatened, in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively, a "Violation"); (A) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any post-effective amendment thereof, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or (B) any untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus if used prior to the effective date of such Registration Statement, or contained in the final prospectus (as amended or supplemented if the Company files any amendment thereof or supplement thereto with the SEC), or the omission or alleged omission to state therein a material fact required to be stated therein, or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Subject to the restrictions set forth in Section 5(e)(iv) with respect to the number of legal counsel, the Company shall promptly reimburse the Warrant Holder, and each such other person entitled to indemnification under this Section 5(e)(i), as such expenses are incurred and are due and payable, for any legal fees or other reasonable expenses incurred by them in connection with investigating or defending any such Claim, whether or not such Claim, investigation or proceeding is brought or initiated by the Company or a third party. Notwithstanding anything to the contrary contained herein, the indemnification agreement contained in this Section 5(e)(i) shall not (A) apply to a Claim arising out of or based upon a Violation which occurs in reliance upon and in conformity with information furnished in writing to the Company by the Warrant Holder expressly for use in connection with the preparation of the Registration Statement, any prospectus or any such amendment thereof or supplement thereto or any failure of the Warrant Holder to deliver a prospectus as required by the Securities Act; or (B) apply to amounts paid in settlement of any Claim if such settlement is effected without the prior written consent of the Company, which consent shall not be unreasonably withheld. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of the Warrant Holder and shall survive the transfer of the Registrable Securities by the Warrant Holder as provided herein.

          (ii) In connection with any Registration Statement in which the Warrant Holder is participating in such capacity, the Warrant Holder agrees to indemnify and hold harmless, to the same extent and in the same manner set forth in Section 5(e)(i), the Company, each of its directors, each of its officers who sign the Registration Statement, each person, if any, who controls the Company within the meaning of the Securities Act, any underwriter and any other stockholder selling securities pursuant to the Registration Statement or any of its directors or officers or any person who controls such stockholder or underwriter (collectively, also an "Indemnified Party"), against any Claim to which any of them may become subject, under the Securities Act, the Exchange Act or otherwise, insofar as such Claim arises out of or is based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information famished to the Company by the Warrant Holder expressly for use in connection with such Registration Statement; and the Warrant Holder shall promptly reimburse an Indemnified Party, as such expenses are incurred and are due and payable, for any legal fees or other reasonable expenses incurred by the Indemnified Party in connection with investigating or defending any such Claim, whether or not such claim, investigation or proceeding is brought or initiated by the Indemnified Party or a third party; provided, however, that the indemnity agreement contained in this Section 5(e)(ii) shall not apply to amounts paid in settlement of any Claim if such settlement is effected without the prior written consent of the Warrant Holder, which consent shall not be unreasonably withheld; provided, further, that the Warrant Holder shall be liable under this Section 5(e)(ii) for only that amount of a Claim as does not exceed the net proceeds to it as a result of the sale of Registrable Securities pursuant to such Registration Statement.

          (iii) The Company shall be entitled to receive indemnification from underwriters, selling brokers, dealer managers, and similar securities industry professionals participating in the distribution to the same extent as provided above, with respect to information about such persons so furnished in writing by such persons expressly for inclusion in the Registration Statement.

          (iv) Promptly after receipt by an Indemnified Party under this Section 5(e) of notice of the commencement of any action (including any governmental action), such Indemnified Party shall, if a Claim in respect thereof is to be made against any indemnifying party under this Section 5(e), deliver to an indemnifying party a written notice of the commencement thereof, and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly given notice, to assume control of the defense thereof with counsel satisfactory to the Indemnified Party; provided, however, that an Indemnified Party shall have the right to retain its, his or her own counsel, with the fees and expenses to be paid by the indemnifying party, if, in the reasonable opinion of counsel for such party, representation of such party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such party and any other party represented by such counsel in such proceeding. The Company shall pay for only one legal counsel for the Warrant Holder and any Indemnified Party related thereto; such legal counsel shall be selected by the Warrant Holder or such other Indemnified Party subject to the Company's approval which shall not be unreasonably withheld. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action shall not relieve such indemnifying party of any liability to another under this Section 5(e), except to the extent that such failure to notify results in the forfeiture by the indemnifying party of substantive rights or defenses. The indemnification required by this Section 5(e) shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as such expense, loss, damage or liability is incurred and is due and payable.

          (f) Contribution. To the extent any indemnification by an indemnifying party is prohibited or limited by law, the indemnifying party agrees to make the maximum contribution with respect to any amounts for which, he, she or it would otherwise be liable under Section 5(e) to the fullest extent permitted by law; provided, however, that (i) no contribution shall be made under circumstances where the maker would not have been liable for indemnification under Section 5(e), (ii) no seller of Registrable Securities guilty of fraudulent misrepresentation (within the meaning used in the Securities Act shall be entitled to contribution from any seller of Registrable Securities who was not guilty of such fraudulent misrepresentation, and (iii) contribution by any seller of Registrable Securities shall be limited in amount to the net amount of proceeds received by such seller from the sale of such Registrable Securities.

          (g) Reports Under Exchange Act. With a view to making available to the Warrant Holder the benefits of Rule 144 promulgated under the Securities Act or any other similar rule or regulation of the SEC that may at any time permit the security holders to sell securities of the Company to the public without registration ("Rule 144"), the Company shall at all times:

               (i) make and keep public information available, as those terms are understood and defined in Rule 144;

               (ii) file with the SEC in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act; and

               (iii) furnish to the Warrant Holder while a holder hereof, promptly upon request, (A) a written statement by the Company that it has complied with the reporting requirements of Rule 144, the Securities Act and the Exchange Act, (B) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed with the SEC by the Company, and (C) such other information as may be reasonably requested to permit the Warrant Holder to sell such securities without registration.

     (h)

     SECTION 6. Other Provisions Relating to Rights of the Warrant Holder.

     (a) Warrant Holder not a Stockholder. The Warrant Holder, as such, shall not be entitled to vote or receive dividends or be deemed holders of Common Stock for any purpose whatsoever, nor shall anything contained in this Agreement be construed to confer upon the Warrant Holder, as such, any of the rights of a stockholder of the Company including, but not limited to, the right to vote for the election of directors or on any other matter, give or withhold consent to any action by the Company (whether upon any recapitalization, issue of stock, reclassification of stock, consolidation, merger, conveyance or otherwise), receive notice of meetings or other action affecting stockholders (except for notices provided for in this Agreement), receive dividends or subscription fights, or otherwise until Warrants shall have been exercised to purchase Underlying Shares, at which time the person or persons in whose name or names the certificate or certificates for the shares of Common Stock are registered shall be deemed the holder or holders of record of such shares of Common Stock for all purposes.

     (b) Fractional Shares. Anything contained herein to the contrary notwithstanding, the Company shall not be required to issue any fractional shares of Common Stock in connection with the exercise of the Warrants. In any case where the Warrant Holder would, except for the provisions of this Section 6(b), be entitled under the terms of this Agreement to receive a fraction of a share of Common Stock upon the exercise of the Warrants, the Company shall, upon the exercise of the Warrants and receipt of the Underlying Share Purchase Price, issue the largest number of whole shares of Common Stock purchasable upon exercise of the Warrants. The Warrant Holder expressly waives his, her or its right to receive a certificate of any fraction of a share of Common Stock upon the exercise hereof. However, with respect to any fraction of a share of Common Stock called for upon any exercise hereof, the Company shall pay to the Warrant Holder an amount in cash equal to such fraction multiplied by the current market price per share of Common Stock determined pursuant to Section 2(c) hereof.

     (c) Absolute Owner. Prior to due presentment for registration of transfer of the Warrant Certificates, the Company may deem and treat the Warrant Holder as the absolute owner of the Warrants for the purpose of any exercise thereof and for all other purposes and the Company shall not be affected by any notice to the contrary.

     SECTION 7. Division, Split-Up, Combination, Exchange and Transfer of Warrants.

     (a) Request. The Warrants may be divided, split up, combined or exchanged for other Warrants of like tenor to purchase a like aggregate number of Underlying Shares. If the Warrant Holder desires to divide, split up, combine or exchange the Warrants, he, she or it shall make such request in writing delivered to the Company at its office in West Melbourne, Florida, or as otherwise directed by the Company in writing, and shall surrender such Warrant Certificates to be so divided, split up, combined or exchanged at said office. Upon any such surrender for a division, split-up, combination or exchange, the Company shall execute and deliver to the person or persons entitled thereto a new Warrant Certificate(s) as so requested. The Company may require the Warrant Holder to pay a sum sufficient to cover any tax, governmental or other charge that may be imposed in connection with any division, split-up, combination or exchange of the Warrants.

     (b) Initial Issuance to JMS. The Company shall issue the right to purchase 166,153 Underlying Shares to JMS, as represented by a Warrant Certificate issued to JMS in the form attached hereto as Exhibit A or, subject to compliance with the Act, to such officers, managers or employees of JMS as JMS may direct.

     (c) Assignment; Replacement of Warrant Certificates. The Warrants may be sold, transferred, assigned or hypothecated by JMS at any time, in whole or in part, subject to compliance with federal and state securities laws; provided, however, that if the Warrants are not registered prior to any transfer, assignment or hypothecation, JMS shall provide an opinion of counsel, which opinion shall be reasonably satisfactory to counsel to the Company, that the transfer, assignment or hypothecation qualifies for an exemption from registration under the Act. Any division or assignment permitted of the Warrants shall be made by surrender by the Warrant Holder of the Warrant Certificates to the Company at its principal office with the Assignment Form attached as Exhibit C hereto duly executed, together with funds sufficient to pay any transfer tax. In such event, the Company shall, without charge, execute and deliver a new Warrant Certificate in the name of the assignee named in such instrument of assignment and the o surrendered Warrant Certificate(s) shall promptly be canceled. Upon receipt by the Company of evidence satisfactory to it of the loss, theft, destruction or mutilation of the Warrant Certificate(s) and (in the case of loss, theft or destruction) of reasonably satisfactory indemnification, and (in the case of mutilation) upon surrender and cancellation of such Warrant Certificate(s), the Company will execute and deliver a new Warrant(s) Certificate of like tenor and date and any such lost, stolen or destroyed Warrant Certificate(s) shall thereupon become void.

     SECTION 8. Other Matters.

     (a) Taxes and Charges. The Company will from time to time promptly pay, subject to the provisions of paragraph (v) of Section 2(b), all taxes and charges that may be imposed upon the Company in respect of the issuance or delivery, but not the transfer, of the Warrants or the Underlying Shares.

     (b) Notices. Notice or demand pursuant to this Agreement to be given or made by the Warrant Holder to or on the Company shall be sufficiently given or made if delivered personally or by overnight courier, or sent by registered or certified mail, postage prepaid, return receipt requested, or by facsimile transmission, electronically confirmed and addressed, until another address is designated in writing by the Company, as follows:

              Relm Wireless Corporation
              7100 Technology Drive
              West Melbourne, Florida 32904
              Attention: Richard K. Laird, President and Chief Executive Officer Telephone No.: (321) 984-1414
              Facsimile No.: (321) 984-0168

              With a copy to:

              Greenberg Traurig, P.A.
              777 South Flagler Drive, Suite 300 East
              West Palm Beach, Florida 33401
              Attention: Denise G. Reeder, Esq.
              Telephone No.:  (561) 650-7962
              Facsimile No.:  (561) 655-6222

         Notices to the Warrant Holder provided for in this Agreement shall be deemed given or made by the Company if delivered personally or by overnight courier, or sent by registered or certified mail, postage prepaid, return receipt requested, or facsimile transmission electronically confirmed, addressed to the Warrant Holder at his, her or its last known address or facsimile number as shall appear on the registry books of the Company and at the following address for JMS:

              Janney Montgomery Scott LLC
              26 Broadway
              New York, New York 10004
              Attention: William J. Barrett
              Telephone No.: (212) 510-0600
              Facsimile No.: (212) 510-0683

              With a copy to:

              Giordano, Halleran & Ciesla, P.C.
              125 Half Mile Road, P.O. Box 190
              Middletown, New Jersey 07748
              Attention: Paul T. Colella, Esq.
              Telephone No.: (732) 741-3900
              Facsimile No.: (732) 224-6599

Notices delivered in accordance with the foregoing provisions of this Section 7(b) shall be effective (i) when delivered, if delivered personally or by facsimile transmission electronically confirmed, (ii) one Business Day after being delivered (properly addressed and all fees paid) for overnight delivery to a courier (such as Federal Express) which regularly provides such service and regularly obtains executed receipts evidencing delivery, or (iii) five days after being sent by registered or certified mail, postage prepaid, return receipt requested.

     (c) Governing Law. The validity, interpretation and performance of this Agreement shall be governed by the laws of the State of New York, without giving effect to the conflicts of laws principles thereof.

     (d) Dispute Resolution. Any controversy or claim arising out of or relating to this Agreement, or the breach thereof, shall be settled by arbitration in the City, County and State of New York in accordance with the Commercial Arbitration Rules of the American Arbitration Association as supplemented by its Large Complex Case Procedures, and judgment upon the award may be entered in any court having jurisdiction thereof. The prevailing party, as determined by the arbitrators, shall be entitled to receive an award of its reasonable attorneys' fees, costs and disbursements.

     (e) Exclusive Benefit. Nothing in this Agreement expressed or nothing that may be implied from any of the provisions hereof is intended, or shall be construed, to confer upon, or give to, any person or corporation other than the Company, JMS and the Warrant Holder any right, remedy or claim hereunder, and all covenants, conditions, stipulations, promises and agreements contained in this Agreement shall be for the sole and exclusive benefit of such persons and their successors, survivors and permitted assigns hereunder. This Agreement is for the benefit of and is enforceable by any subsequent Warrant Holder.

     (f) Headings. The article headings herein are for convenience only and are not part of this Agreement and shall not affect the interpretation hereof.

     (g) Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered as of the date first above written.

                                    RELM WIRELESS CORPORATION


                                By: /s/ Richard K. Laird
                                    -------------------------------------
                                    Richard K. Laird
                                    President and Chief Executive Officer



                                    JANNEY MONTGOMERY SCOTT LLC


                                By: /s/ William J. Barrett
                                    ----------------------
                                    William J. Barrett
                                    Senior Vice President

                                                                       EXHIBIT A

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR ANY STATE SECURITIES LAWS, AND MAY NOT BE OFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO (i) AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT, (II)TO THE EXTENT APPLICABLE, RULE 144 UNDER THE ACT (OR ANY SIMILAR RULE UNDER SUCH ACT RELATING TO THE DISPOSITION OF SECURITIES), OR (Iii) AN OPINION OF COUNSEL, IF SUCH OPINION SHALL BE REASONABLY SATISFACTORY TO COUNSEL TO THE ISSUER, THAT AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT IS AVAILABLE.

No. ________________

                               Warrant Certificate

                            RELM WIRELESS CORPORATION

     This warrant certificate certifies that ______________, or its registered assigns, is the registered holder of Warrants representing the right to purchase _________ shares (the "Underlying Shares") of common stock, par value $.60 per share (the "Common Stock") of Relm Wireless Corporation (the "Company") in accordance with the terms of that certain Warrant Agreement dated May ____, 2000 between the Company and Janney Montgomery Scott LLC ("JMS") (the "Warrant Agreement"). The Warrants with respect to the Underlying Shares expire on _________ ____, _____ (the "Underlying Share Expiration Date"). Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to such terms in the Warrant Agreement.

     The Warrants shall be exercisable at the earlier of (i) the approval by the shareholders of the Company, at the Annual Meeting of Shareholders to be held in the year 2000, of a financing plan developed by the Company and JMS, and (ii) September 16, 2000 (the "Initial Exercise Date"). The Warrants entitle the registered holder, upon exercise from time to time from 9:00 a.m. New York City time on or after the Initial Exercise Date until 5:00 p.m. New York City time on the Underlying Share Expiration Date, to purchase Underlying Shares at an exercise price per Underlying Share of $3.25 (the "Underlying Share Purchase Price") in lawful money of the United States of America upon surrender of this certificate and (i) delivery of a completed and signed Subscription Form and payment of the Underlying Share Purchase Price, or (ii) delivery of a completed and signed Cashless Exercise Form, all in accordance with the terms of the Warrant Agreement. The Underlying Share Purchase Price and the number of Underlying Shares issuable upon exercise of the Warrants are subject to adjustment upon the occurrence of certain events set forth in the Warrant Agreement.

     The Warrants with respect to the Underlying Shares may not be exercised after 5:00 p.m. on the Underlying Share Expiration Date, and, to the extent not exercised by such time, the Warrants shall become void.

     This warrant certificate shall be governed by and construed in accordance with the laws of the State of New York, without regard to conflicts of laws principles thereof. Any controversy or claim arising out of or relating to this Warrant Certificate or the Warrant Agreement, or the breach thereof, shall be settled by arbitration in the City, County and State of New York in accordance with the Commercial Arbitration Rules of the American Arbitration Association as supplemented by its Large Complex Case Procedures, and judgment upon the award may be entered in any court having jurisdiction thereof. The prevailing party, as determined by the arbitrators, shall be entitled to receive an award of its reasonable attorneys' fees, costs and disbursements.

     IN WITNESS WHEREOF, Relm Wireless Corporation has caused this warrant certificate to be signed by its duly authorized officers.

Dated: ________________

                                           RELM WIRELESS CORPORATION


                                      By: __________________________
                                    Name:
                                   Title:


                                      By: __________________________
                                    Name:
                                   Title:

                                                                       EXHIBIT B

                             CASHLESS EXERCISE FORM

(To be executed upon exercise of Warrants pursuant to Section 2(c) of the Warrant Agreement)

     The undersigned hereby irrevocably elects to surrender ___________ shares purchasable under the Warrants represented by Warrant Certificates No(s). ______________ being delivered herewith, for such shares of Common Stock issuable in exchange therefor pursuant to the Cashless Exercise provisions of the Warrant Agreement, as provided for in Section 2(c) of such Warrant Agreement.

     Please issue a certificate or certificates for ______________ shares of Common Stock in the name of, and pay cash for fractional shares in the name of:

     (Please print name, address, and social security number/tax identification number.)

     and, if said number of shares of Common Stock shall not be all the shares of Common Stock purchasable under the Warrants, that a new Warrant Certificate for the balance remaining of the shares of Common Stock purchasable under the Warrants be registered in the name of the undersigned Warrant Holder or its transferee as below indicated and delivered to the address stated below.

Dated:

Name of Warrant Holder or transferee: __________________________________________
                                                     (Please Print)

Address: _______________________________________________________________________

Signature: _____________________________________________________________________

                  NOTE: Signature must conform to the name of Warrant Holder as specified on the face of the Warrants or with the name of the transferee appearing in the Assignment Form attached as Exhibit C to the Warrant Agreement.

                                                                       EXHIBIT C

                                 ASSIGNMENT FORM

     For value received, the undersigned hereby sells, assigns and transfers unto _____________, whose address is _____________ and whose social security or other identifying number is ___________, Warrants to purchase ___________________ Underlying Shares evidenced by Warrant Certificate(s) No(s).
_______________, and hereby irrevocably constitutes and appoints the Secretary of Relm Wireless Corporation (the "Company") as his, her or its attorney-in-fact to transfer the same on the books of the Company with full power of substitution and re-substitution. If said number of Underlying Shares is less than all of the Underlying Shares purchasable under the Warrants so assigned, the undersigned requests that a new Warrant Certificate representing the remaining Warrants be registered in the name of ________________, whose address is _______________, whose social security or other identifying number is _____________, and that such Warrant Certificate be delivered to ______________, whose address is
______________________.

Date: ____________________

                                          ____________________________________
                                                     (Signature)

                                          ____________________________________
                                                    (Print Name)

                                                                       EXHIBIT D

                                SUBSCRIPTION FORM

     The undersigned hereby irrevocably elects to exercise Warrants, represented by Warrant Certificate(s) No(s). ________________, to purchase ____________ Underlying Shares and tenders payment herewith in the amount of $_______. The undersigned requests that a certificate for such Underlying Shares be registered in the name of ______________, whose address is ________________ and whose social security or other identifying number is _____________, and that such Underlying Shares be delivered to ________________, whose address is _______________. If said number of Underlying Shares is less than all of the Underlying Shares purchasable under the Warrants, the undersigned requests that a new warrant certificate representing the remaining Warrants be registered in the name of ______________, whose address is ______________ and whose social security or other identifying number is ________________, and that such warrant certificate be delivered to ______________, whose address is ______________.

Date: _______________________

                                           ___________________________________
                                                       (Signature)


                                           ___________________________________
                                                      (Print Name)